Exhibit 99.1

Media Contact:

Julie Hopkins

Medpace Holdings, Inc.

513.579.9911 x12627

j.hopkins@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Third Quarter 2019 Results

•	Revenue of $216.2 million in the third quarter of 2019 increased 20.6% from revenue of $179.3 million for the comparable prior-year period, representing a backlog conversion rate of 18.5%.
•

Net new business awards were $285.4 million in the third quarter of 2019, representing an increase of 25.4% from net new business awards of $227.6 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.32x.

•

Third quarter of 2019 GAAP net income was $24.0 million, or $0.63 per diluted share, versus GAAP net income of $19.3 million, or $0.52 per diluted share, for the comparable prior-year period. Net income margin was 11.1% and 10.8% for the third quarter of 2019 and 2018, respectively.

•	EBITDA was $34.8 million for the third quarter of 2019, a decrease of 6.4% from EBITDA of $37.1 million for the comparable prior-year period, resulting in an EBITDA margin of 16.1%.
•	Adjusted Net Income was $27.0 million, or $0.71 per diluted share, for the third quarter of 2019, an increase of 8.0% from the comparable prior-year period.

CINCINNATI, OHIO, October 28, 2019-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the third quarter ended September 30, 2019.

“In the third quarter the business environment remained steady, and cancellations continued at normal levels,” said
August J. Troendle, President & Chief Executive Officer.

Third Quarter 2019 Financial Results

Revenue for the three months ended September 30, 2019 increased 20.6% to $216.2 million, compared to $179.3 million for the comparable prior-year period. On a constant currency organic basis, revenue for the third quarter of 2019 increased 21.0% compared to the third quarter of 2018.

Backlog as of September 30, 2019 grew 19.9% to $1.2 billion from $1.0 billion as of September 30, 2018. Net new business awards were $285.4 million, representing a net book-to-bill ratio of 1.32x for the third quarter of 2019, as compared to $227.6 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the third quarter of 2019, total direct costs were $152.1 million, compared to total direct costs of $124.0 million in the third quarter of 2018. Selling, general and administrative (SG&A) expenses were $29.1 million, compared to SG&A expenses of $18.6 million in the third quarter of 2018.

GAAP net income for the third quarter of 2019 was $24.0 million, or $0.63 per diluted share, versus GAAP net income of $19.3 million, or $0.52 per diluted share, for the third quarter of 2018. This resulted in a net income margin of 11.1% and 10.8% for the third quarter of 2019 and 2018, respectively.

EBITDA for the third quarter of 2019 decreased 6.4% to $34.8 million, or 16.1% of revenue, compared to $37.1 million, or 20.7% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the third quarter of 2019 decreased 8.0% from the third quarter of 2018.

Adjusted Net Income for the third quarter of 2019 increased 8.0% to $27.0 million compared to $25.0 million for the comparable prior-year period. Adjusted Net Income per diluted share for the third quarter of 2019 was $0.71, representing an increase of 6.0%, compared to Adjusted Net Income per diluted share of $0.67 for the comparable prior-year period.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA, EBITDA margin, Adjusted Net Income, and Adjusted Net Income per diluted share to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $79.3 million at September 30, 2019, and the Company generated $64.3 million in cash flow from operating activities during the third quarter of 2019.

Financial Guidance

The Company forecasts 2019 revenue in the range of $840.0 million to $860.0 million, representing growth of 19.2% to 22.1% over 2018 revenue of $704.6 million. GAAP net income for full year 2019 is forecasted in the range of $94.9 million to $99.7 million. Additionally, full year 2019 EBITDA is expected in the range of $144.0 million to $150.0 million.

Based on forecasted 2019 revenue of $840.0 million to $860.0 million and GAAP net income of $94.9 million to $99.7 million, diluted earnings per share (GAAP) is forecasted in the range of $2.51 to $2.64. Adjusted Net Income for 2019 is forecasted in the range of $107.2 million to $112.0 million, compared to Adjusted Net Income of $95.5 million for 2018. Furthermore, Adjusted Net Income per diluted share for 2019 is expected in the range of $2.85 to $2.97 per share.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, October 29, 2019, to discuss its third quarter 2019 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 7668623.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, October 29, 2019 until 12:00 p.m. ET on Tuesday, November 12, 2019. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 7668623.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 3,400 people across 37 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential security breaches and other disruptions which could compromise our information; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of recent consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; the end result of any negotiations between the U.K. government and the EU regarding the terms of the U.K.'s exit from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU; changes in U.S. generally accepted accounting principles, including the impact of the changes to the revenue recognition standards; risks related to internal control over financial reporting; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 26, 2019, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA, EBITDA margin, Adjusted Net Income, and Adjusted Net Income per diluted share, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA, EBITDA margin, Adjusted Net Income, and Adjusted Net Income per diluted share or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA, EBITDA margin, Adjusted Net Income, and Adjusted Net Income per diluted share have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA, EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

EBITDA and EBITDA margin

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted Net Income and Adjusted Net Income per diluted share

Adjusted Net Income measures our operating performance by adjusting net income attributable to Medpace Holdings, Inc. to include cash expenditures related to rental payments on leases classified for accounting purposes as deemed landlord liabilities, and exclude amortization expense, certain stock based compensation award non-cash expenses, certain litigation expenses, deferred financing fees and certain other non-recurring items. Adjusted Net Income per diluted share measures Adjusted Net Income on a per diluted share basis. Management uses these measures to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and tax expense, which are otherwise excluded from EBITDA. We believe the presentation of Adjusted Net Income and Adjusted Net Income per diluted share enhances our investors’ overall understanding of the financial performance. You should not consider Adjusted Net Income or Adjusted Net Income per diluted share as an alternative to Net income or Net income per diluted share attributable to Medpace Holdings Inc., determined in accordance with U.S. GAAP, as an indicator of operating performance.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue, net	$216,238	$179,253	$631,083	$512,474
Operating expenses:
Direct service costs, excluding depreciation and amortization	81,086	62,520	235,522	184,339
Reimbursed out-of-pocket expenses	70,984	61,476	212,563	173,587
Total direct costs	152,070	123,996	448,085	357,926
Selling, general and administrative	29,120	18,606	73,984	55,112
Depreciation	2,062	2,343	6,035	6,883
Amortization	2,995	7,390	11,834	22,171
Total operating expenses	186,247	152,335	539,938	442,092
Income from operations	29,991	26,918	91,145	70,382
Other expense, net:
Miscellaneous (expense) income, net	(273)	482	(574)	807
Interest expense, net	(253)	(1,941)	(1,956)	(6,558)
Total other expense, net	(526)	(1,459)	(2,530)	(5,751)
Income before income taxes	29,465	25,459	88,615	64,631
Income tax provision	5,488	6,154	17,985	14,207
Net income	$23,977	$19,305	$70,630	$50,424
Net income per share attributable to common shareholders:
Basic	$0.67	$0.54	$1.97	$1.41
Diluted	$0.63	$0.52	$1.88	$1.36
Weighted average common shares outstanding:
Basic	35,939	35,569	35,829	35,525
Diluted	37,835	37,125	37,507	36,795

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)	As Of
	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$79,290	$23,275
Restricted cash	-	7
Accounts receivable and unbilled, net	140,189	133,449
Prepaid expenses and other current assets	30,918	21,383
Total current assets	250,397	178,114
Property and equipment, net	43,715	52,255
Operating lease right-of-use assets	52,479	-
Goodwill	662,427	660,981
Intangible assets, net	57,345	69,179
Deferred income taxes	293	713
Other assets	5,673	6,691
Total assets	$1,072,329	$967,933
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,684	$16,737
Accrued expenses	102,535	87,493
Advanced billings	169,529	147,935
Other current liabilities	21,644	4,861
Total current liabilities	314,392	257,026
Long-term debt, net, less current portion	-	79,721
Operating lease liabilities	46,022	-
Deemed landlord liability, less current portion	-	24,484
Deferred income tax liability	5,578	439
Other long-term liabilities	14,330	16,560
Total liabilities	380,322	378,230
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at September 30, 2019 and December 31, 2018, respectively; 36,011,725 and 35,665,910 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	360	356
Treasury stock - 200,000 shares at September 30, 2019 and December 31, 2018, respectively	(6,030)	(6,030)
Additional paid-in capital	663,044	639,381
Retained earnings (accumulated deficit)	38,296	(41,487)
Accumulated other comprehensive loss	(3,663)	(2,517)
Total shareholders’ equity	692,007	589,703
Total liabilities and shareholders’ equity	$1,072,329	$967,933

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Nine Months Ended
	September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,630	$50,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,035	6,883
Amortization	11,834	22,171
Stock-based compensation expense	18,034	4,386
Amortization of debt issuance costs and discount	954	471
Noncash lease expense	7,212	-
Deferred income tax provision	2,839	7,260
Amortization and adjustment of deferred credit	(601)	(7,515)
Other	1,768	487
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(5,982)	(12,845)
Prepaid expenses and other current assets	(9,039)	(2,542)
Accounts payable	2,818	(1,323)
Accrued expenses	15,427	21,613
Advanced billings	21,901	28,277
Lease liabilities	(6,477)	-
Other assets and liabilities, net	7,574	(605)
Net cash provided by operating activities	144,927	117,142
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(12,152)	(12,575)
Other	(1,262)	(186)
Net cash used in investing activities	(13,414)	(12,761)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	5,686	1,810
Payment of debt	(80,438)	(38,156)
Payments on revolving loan	-	(70,000)
Payment of deemed landlord liability	-	(1,387)
Net cash used in financing activities	(74,752)	(107,733)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(753)	(889)
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	56,008	(4,241)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	23,282	26,492
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$79,290	$22,251

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$23,977	$19,305	$70,630	$50,424
Interest expense, net	253	1,941	1,956	6,558
Income tax provision	5,488	6,154	17,985	14,207
Depreciation	2,062	2,343	6,035	6,883
Amortization	2,995	7,390	11,834	22,171
EBITDA (Non-GAAP)	$34,775	$37,133	$108,440	$100,243
Net income margin (GAAP)	11.1%	10.8%	11.2%	9.8%
EBITDA margin (Non-GAAP)	16.1%	20.7%	17.2%	19.6%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
Net income (GAAP)	$23,977	$19,305	$70,630	$50,424
Amortization	2,995	7,390	11,834	22,171
Corporate campus lease payments - principal portion (a)	-	(477)	-	(1,387)
Other transaction expenses (c)	-	278	-	726
Deferred financing fees (b)	776	154	1,650	471
Income tax effect of adjustments (d)	(792)	(1,689)	(2,989)	(5,056)
Adjusted net income (Non-GAAP)	$26,956	$24,961	$81,125	$67,349

Net income per diluted share (GAAP)	$0.63	$0.52	$1.88	$1.36
Adjusted net income per diluted share (Non-GAAP)	$0.71	$0.67	$2.16	$1.83
Diluted average common shares outstanding	37,835	37,125	37,507	36,795

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

FY 2019 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2019		Forecast 2019
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Year ended December 31, 2018
	Low	High	Low	High	Adjusted Net Income	Adjusted Net Income per diluted share
Net income and diluted earnings per share (GAAP)	$94.9	$99.7	$2.51	$2.64	$73.2	$1.97
Adjustments:
Amortization	14.8	14.8	0.40	0.39	29.6	0.80
Other transaction expenses (c)	-	-	-	-	0.7	0.02
Corporate campus lease payments - principal portion (a)	-	-	-	-	(1.9)	(0.05)
Deferred financing fees (b)	1.7	1.7	0.05	0.05	0.6	0.02
Income tax effect of adjustments (d)	(4.2)	(4.2)	(0.11)	(0.11)	(6.7)	(0.18)
Tax reform adjustments (e)	-	-	-	-	(0.1)	-
Adjusted net income and adjusted net income per diluted share (Non-GAAP)	$107.2	$112.0	$2.85	$2.97	$95.5	$2.59
Depreciation	8.4	8.4
Income tax provision	28.0	29.2
Interest expense, net	0.4	0.4
EBITDA (Non-GAAP)	$144.0	$150.0

(a)

Represents cash rental payments on two corporate headquarter buildings that were accounted for as deemed assets and subject to depreciation expense over the life of the lease. Payments made for these leases were accounted for with a principal portion and an interest portion, consistent with deemed landlord liability accounting. The interest portion of these payments was included in net cash provided by operating activities in our statement of cash flows. The principal portion was reflected as a financing activity in our statement of cash flows. These adjustments for purposes of arriving at Adjusted Net Income had the effect of presenting these leases consistently with all other office lease rentals that we have globally. As of January 1, 2019, we converted these buildings from deemed assets and liabilities to operating leases due to the adoption of ASC 842. Therefore, we no longer have the adjustment.

(b)	Represents amortization of the discount and issuance costs deferred on the condensed consolidated balance sheet associated with the issuance of the Senior Secured Credit Facility.
(c)	Represents advisory costs and other fees incurred in connection with the follow-on offerings related to the 2017 S-3 registration statement.
(d)

Represents the tax effect of the total adjustments at 23% for 2018. Third quarter of 2019 is reflective of an estimated effective tax rate of 21%. For full year 2019 guidance, a tax rate of 20.0% to 21.0% is assumed.

(e)	Consists of a one-time adjustment due to the finalization of U.S. federal tax reform.